Exhibit 5.1

Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY goodwinlaw.com +44 (0) 20 7447 4200

6 April 2021

Achilles Therapeutics plc

245 Hammersmith Road

London

United Kingdom, W6 8PW

Ladies and Gentlemen:

Achilles Therapeutics plc – Registration Statement on Form S-8 – Exhibit 5.1

We have acted as English legal advisers to Achilles Therapeutics plc, a public limited company incorporated in England and Wales with registered number 13027460 (the “Company”) in connection with the preparation and filing of the registration statement on Form S-8 to which this letter is attached as an exhibit (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”). For the purposes of this letter, the ordinary shares in the capital of the Company each having a nominal value of £0.001 are referred to as “Ordinary Shares”.

As set out in the Registration Statement, it is proposed that an aggregate of up to 3,404,578 Ordinary Shares (the “Shares”) will be allotted and issued upon the exercise or settlement of equity awards granted under: (i) the Achilles TX Limited Omnibus Plan as adopted by the director of Achilles TX Limited on 11 December 2020 and approved by Achilles TX Limited’s shareholder on 11 December 2020; (ii) the Achilles Therapeutics plc 2021 Omnibus Incentive Plan as adopted by the board of directors of the Company (the “Board”) on 27 February 2021 and approved by the Company’s shareholders on 15 March 2021; and (iii) the Achilles Therapeutics plc Employee Share Purchase Plan, adopted by the Board on 27 February 2021 and approved by the Company’s shareholders on 15 March 2021 (collectively the “Plans” and each, a “Plan”).

We understand that the existing issued Ordinary Shares are not, and are not intended to be, admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

1.	INTRODUCTION

1.1	Purpose

In connection with the preparation and filing of a registration statement on Form S-8, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2	Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)	headings are for ease of reference only and shall not affect interpretation.

Goodwin Procter (UK) LLP is a limited liability partnership registered in England and Wales with registered number OC362294. Its registered office is at 100 Cheapside, London, EC2V 6DY. A list of the names of the members of Goodwin Procter (UK) LLP is available for inspection at the registered office. Goodwin Procter (UK) LLP is authorised and regulated by the Solicitors Regulation Authority. Goodwin Procter (UK) LLP is affiliated with Goodwin Procter LLP, which operates in the United States of America.

Achilles Therapeutics plc

1 April 2021

1.3 Legal review

For the purpose of issuing this letter, we have examined such questions of law as we have considered appropriate to give the opinions set forth in this letter. We have reviewed such documents and conducted such enquiries and searches as we have considered appropriate to give the opinions set forth in this letter, including the following documents and the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 1 April 2021 at 10:26 a.m. (London time);

(b)	an enquiry of the Central Index of Winding Up Petitions, London on 1 April 2021 at 10:15 a.m. (London time) ((a) and (b) together, the “Searches”);

(c)	a copy of the written resolutions of the board of directors of the Company dated 27 February 2021 pursuant to which it was resolved, inter alia, to approve the Plans (the “Board Resolutions”);

(d)

an executed copy of the print of the resolutions passed by the shareholders of the Company at a general meeting held on 15 March 2021 approving, inter alia, the allotment of shares by the directors, or the granting of rights to subscribe for, or to convert any security into, shares on a non-preemptive basis up to an aggregate nominal amount of £128,000 and the adoption of the Plans by the Company (the “Shareholder Resolutions”);

(e)

a copy of the Investor Director Consent (as defined in the Current Articles (as defined below)) dated 12 March 2021 pursuant to which the Company’s Investor Directors (as defined in the Current Articles (as defined below)) consented to, inter alia, the adoption of the Plans (the “Investor Director Consent”);

(f)	copies of the Plans;

(g)

a copy of the current articles of association of the Company adopted pursuant to a special resolution dated 8 February 2021 (the “Current Articles”), a certificate of incorporation on change of name and re-registration of a private company as a public company dated 10 February 2021 and a certificate of incorporation of a private limited company dated 18 November 2020;

(h)

a draft copy of the articles of association of the Company to be adopted conditional on the completion of the Company’s initial public offering on to the Nasdaq Stock Exchange pursuant to a special resolution passed as part of the Shareholder Resolutions (the “IPO Articles”); and

(i)	a copy of the Registration Statement.

1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:

(a)

we have not investigated the laws of any country other than England and we express no opinion in this letter on the laws of any jurisdiction other than England and we assume that no foreign law affects any of the opinions given below. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it; and

(b)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters.

Achilles Therapeutics plc

1 April 2021

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 (Assumptions) to this letter and are subject to each of the reservations set out in schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinion) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINION

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, and subject further to the following:

(a)	the Registration Statement becoming effective under the Securities Act;

(b)

the delegation of authority to the remuneration committee of the Board (the “Remuneration Committee”) as set out in the Board Resolutions having been validly effected (inter alia, in accordance with the Articles, the Companies Act 2006 (the “Companies Act”) and the Plans);

(c)	the Board and the shareholders of the Company having validly approved the Plans;

(d)

the Board or the Remuneration Committee having validly resolved to allot and issue the Shares, or grant rights to subscribe for the Shares, at a duly convened and quorate meeting of the Board or the Remuneration Committee or by way of duly passed written resolutions of the Board or the Remuneration Committee in compliance with the Plans, all applicable laws and regulations and such resolutions being in full force and effect and not having been rescinded or amended;

(e)	that the Shareholder Resolutions were each passed at a meeting which was duly convened and held in accordance with all applicable laws and regulations (including as to quorum);

(f)

that the Board Resolutions were each passed by way of circulating written resolutions of the directors pursuant to the terms of the Current Articles and the Companies Act 2006 as amended (the “Act”) (in each case, as applicable);

(g)	the receipt in full of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act) of not less than the aggregate nominal value for such Shares; and

(h)	valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company,

it is our opinion that, as at today’s date, the Shares, if and when allotted and issued, registered in the name of the recipient in the register of members of the Company and delivered in accordance with the terms and conditions referred to in the Plans and as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof) and will not be subject to any call for payment of further capital.

3.	EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the transactions contemplated by the Plans.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

Achilles Therapeutics plc

1 April 2021

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Goodwin Procter (UK) LLP
Goodwin Procter (UK) LLP

Achilles Therapeutics plc

1 April 2021

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)

the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)

that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company;

(c)

that the Current Articles remain in full force and effect and no alteration has been made or will be made to such articles of association, in each case prior to the date of allotment and issue of the Shares (the “Allotment Date”);

(d)

on the Allotment Date the Company will comply with all applicable laws to allot and issue the Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the Shares and any applicable share premium;

(e)	that the Plans remain in full force and effect and no alteration has been made or will be made to the Plans prior to an Allotment Date;

(f)

that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the Allotment Date;

(g)

that the minutes of the meetings of the board of directors of the Company and the written resolutions of the board of directors of the Company provided to us in connection with the giving of the opinions in this letter reflect a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities were duly observed, and the resolutions set out in the minutes were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;

(h)

that the resolutions set out in the Shareholder Resolutions were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;

(i)

that in relation to the allotment and issue of the Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Companies Act (duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;

(j)

in relation to any allotment and issue of any Shares by the Company pursuant to the Plans, that the recipient will have become entitled to such Shares under the terms of the relevant Plan such Shares or rights over Shares will, where applicable, be fully vested each in accordance with the terms of the relevant Plan and such recipient has or will have complied with all other requirements of the relevant Plan in connection with the allotment and issue of such Shares;

(k)

that all awards have been made under the terms of the relevant Plan, that the terms of all awards have not materially deviated from the terms set out in the relevant Plan and that any Shares will be allotted and issued in accordance with the terms set out in the relevant Plan and in accordance with the Articles; and

(l)	that the Plans have been validly adopted and no alteration has been or shall be made to the Plans since the date of their respective adoption except to the extent expressly set out in this letter.

Achilles Therapeutics plc

1 April 2021

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)

the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)

the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact;

(d)	we have made no enquiries of any individual connected with the Company;

(e)

a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and

(f)

it should be understood that we have not been responsible for investigating or verifying (i) the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or (ii) that no material facts have been omitted from it.